UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 16, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

On December 17, 2010, Thompson Creek Metals Company Inc. (the “Company”) announced that on December 16, 2010, it received a copy of a Notice of Application filed in the Federal Court of Canada by the Nak’azdli First Nation (“Nak’azdli”) seeking a judicial review of the decision of the Canadian Minister of Industry approving the Company’s acquisition of Terrane Metals Corp. (“Terrane”).  The acquisition was completed on October 20, 2010.

Nak’azdli claims that the Minister failed to consult adequately with Nak’azdli before approving the acquisition.  The Company is not named as a party to the judicial review and no claims are made against the Company.  The Company intends to take appropriate steps to participate in the judicial review to the extent necessary to ensure that the interests of the Company are protected.

Although the Notice of Application states that Nak’azdli are seeking a variety of remedies, including setting aside of the Minister’s decision, the Company does not believe that this judicial review will have a material impact on the Company’s results of operations or financial condition.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Thompson Creek Metals Company Inc. Press Release dated December 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: December 17, 2010	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Thompson Creek Metals Company Inc. Press Release dated December 17, 2010